Exhibit 5.1

1095 Avenue of the Americas New York, NY 10036-6797 +1 212 698 3500 Main +1 212 698 3599 Fax www.dechert.com

August 8, 2022

PaxMedica, Inc.
303 South Broadway, Suite 125

Tarrytown, NY 10591

Re: REGISTRATION STATEMENT ON FORM S-1

REGISTRATION NO. 333-239676

Ladies and Gentlemen:

We have acted as counsel to PaxMedica, Inc., a Delaware corporation (the “Company”), in connection with the filing with the Securities and Exchange Commission (the “Commission”) of a Registration Statement on Form S-1 (File No. 333-239676) (the “Registration Statement”) covering an underwritten public offering (the “Offering”) of (i) up to 1,777,272 shares of the Company’s common stock, par value $0.0001 per share (“Common Stock”), all of which will be sold by the Company (the “Shares”), and which includes shares that may be sold pursuant to the exercise of an option to purchase additional shares, (ii) warrants to purchase a number of shares of Common Stock equal to 7.0% of the number of Shares sold in the Offering, at an exercise price equal to 125% of the offering price per Share, to be issued to the representatives of the underwriters (the “Representatives’ Warrants”) and (iii) the shares of Common Stock issuable upon the exercise of the Representatives’ Warrants (the “Representatives’ Warrant Shares” and, together with the Shares and the Representatives’ Warrants, the “Securities”). The term “Securities” shall include any additional Securities registered by the Company pursuant to Rule 462(b) under the Securities Act of 1933, as amended (the “Securities Act”) in connection with the Offering contemplated by the Registration Statement.

This opinion (the “Opinion”) is being furnished to the Company in connection with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act, and no opinion is expressed herein as to any matter pertaining to the contents of the Registration Statement other than as expressly stated herein with respect to the Securities.

As your counsel, we have examined such documents and such matters of fact and law that we have deemed necessary for the purpose of rendering the Opinion expressed herein. In our examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as original documents, and the conformity to original documents of all documents submitted to us as copies, the legal capacity of natural persons who are signatories to the documents examined by us, and the legal power and authority of all persons signing on behalf of parties (other than the Company) to all documents.

Based on the foregoing, we advise you that, in our opinion, (i) the Shares have been duly authorized for issuance, and when the price at which the Shares are to be sold has been approved by or on behalf of the Board of Directors of the Company, when the Registration Statement has been declared effective by the Commission and when the Shares have been duly issued and delivered against payment therefor in accordance with the terms of the Underwriting Agreement referred to in the prospectus that is a part of the Registration Statement (the "Underwriting Agreement"), the Shares will be validly issued, fully paid and non-assessable, (ii) the Representatives’ Warrants have been duly authorized for issuance, and when duly executed and authenticated in accordance with their terms and issued, sold and delivered as contemplated by the Registration Statement and the Underwriting Agreement, the Representatives’ Warrants will be validly issued and constitute the valid and binding obligations of the Company enforceable against the Company in accordance with their terms and (iii) the Representatives’ Warrant Shares have been duly authorized for issuance, and when issued and delivered by the Company upon valid exercise of the Representatives’ Warrants and against receipt of the exercise price therefor, in accordance with the terms of the Representatives’ Warrants, the Representatives’ Warrant Shares will be validly issued, fully paid and non-assessable.

PaxMedica, Inc. August 8, 2022 Page 2

Our opinions are subject to bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance, fraudulent transfer and other similar laws relating to or affecting creditors’ rights generally and to general equitable principles (regardless of whether considered in a proceeding in equity or at law), including concepts of commercial reasonableness, good faith and fair dealing and the possible unavailability of specific performance or injunctive relief. We are members of the Bar of the State of New York and the foregoing Opinion is limited to the General Corporation Law of the State of Delaware.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and further consent to the reference to our name under the caption “Legal Matters” in the prospectus that is a part of the Registration Statement. We further consent to the incorporation by reference of this letter and consent into any registration statement filed pursuant to Rule 462(b) with respect to the Securities. In giving this consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission thereunder.

Very truly yours,

/s/ Dechert LLP